Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Milt Alpern, CFO
Applix Inc.
508-475-2450
malpern@applix.com
APPLIX REPORTS 80% INCREASE IN LICENSE REVENUE
AND GAAP EPS OF $0.07 FOR THIRD QUARTER 2006
Company raises full year revenue and profitability guidance again
WESTBOROUGH, Mass. — October 26, 2006 — Applix, Inc. (Nasdaq: APLX), a global leader in performance management applications, today reported that revenue for the quarter ended September 30, 2006 was $13.83 million, a 57 percent increase over revenue of $8.81 million in the third quarter of 2005. License revenue for the third quarter of 2006 was $7.86 million, an 80 percent increase compared to $4.37 million for the same period a year ago.
Net income for the third quarter of 2006, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $1.15 million, or $0.07 per diluted share, compared to a net income of $1.95 million, or $0.12 per diluted share, for the year ago period. Third quarter 2005 net income benefited by approximately $320,000, or $0.02 per diluted share, from the favorable resolution of a matter with tax authorities in the U.K. relating to transfer pricing effected in prior year periods.
Third quarter 2006 non-GAAP net income was $1.94 million, or $0.11 per diluted share, reflecting the exclusion of approximately $594,000 of stock-based compensation charges primarily associated with the Company’s adoption on January 1, 2006 of Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” and approximately $198,000 of amortization charges, net of tax effects, primarily associated with the Company’s acquisition of Temtec International B.V. in June 2006. In the third quarter of 2005, stock-based compensation and amortization charges, net of tax effects, were $15,000 and $44,000, respectively.
David C. Mahoney, President and Chief Executive Officer of Applix, said, “Our outstanding Q3 results, in what is typically a slow quarter, offer clear evidence that our strategy is working and that we are executing on it with increasing effectiveness. We achieved significant double digit license growth in North America and EMEA, produced a record number of six figure deals (18) and we continued to expand our worldwide presence. Our pipelines continue to grow, our sales productivity continues to improve and our market awareness is hitting new highs. In addition, we are successfully integrating the employees and customers from our acquisition of Temtec last quarter.”
He added, “A major contributor to our industry leading growth through the first nine months of the year has been the increased recognition of the power of our in-memory, 64 bit products coupled with the seamlessly integrated budgeting, planning and forecasting capabilities that have enabled us to win head on head competition versus vendors of all size. The strength of our execution, along with our superior product offering, gives us the confidence to once again raise our expectations for our performance for the remainder of 2006, and provides a strong platform upon which we can build in 2007, both organically and opportunistically.”
Third Quarter Business Highlights
•	Applix expanded its customer base in the third quarter by adding more than 60 new customers, both for TM1 as well as Executive Viewer, such as Breakwater Resources, Colonial Properties Trust, Starwood Hotels and Resorts, Foster Wheeler Limited, CNET Networks, Bosch Rexroth AG, Legoland Deutschland GmbH, Metlife Insurance Limited and Housing New Zealand.

•	Applix added new partners K&S in Russia, Active Information Consult in Germany, BI-Team BV in the Netherlands, Servodata in Turkey and A-CCI in Italy.

•	Applix announced a sub-licensing partnership with Sybase under which TM1 is being offered as part of Sybase Risk Analytics Platform for advanced securities trading and risk management.

•	Applix announced continuing support for users of Hyperion System 9 with Applix Executive Viewer.

•	Applix partnered with TNT Technologies for Risk Profitability Management solutions using TM1 for banking and financial services customers.

•	Applix was named one of the top performing business performance management vendors by BPM Partners.
Following the close of the quarter, Applix announced that TM1 was supporting IBM Information Server, allowing users to view, analyze and plan with real-time data in complex models across the enterprise.
Also following the close of the quarter, Michael Morrison, who joined the Company in 2004, was promoted to Chief Operating Officer from Senior Vice President of Sales and Marketing.
Total operating expenses for the third quarter of 2006 were $11.04 million, compared to $6.17 million in the year ago quarter, reflecting higher sales and marketing program expenses as planned as well as significantly higher stock-based compensation charges, amortization of acquisition-related intangible assets and increased operating expenses associated with the company’s acquisition of Temtec. Also included in the third quarter 2006 expenses was approximately $255,000 in legal expenses related to the Securities and Exchange Commission investigation, which has been settled with respect to the Company. In the third quarter of 2005, these expenses were approximately $4,000.
Milt Alpern, Senior Vice President and CFO of Applix, commented, “These results prove that our business model is well-tuned, and the investments we have made this year to grow our business were strategically sound. We continued to produce strong gross margins, at 89.8% for the third quarter this year, and increased our cash balance to more than $27 million, despite specific cash outlays of approximately $1 million associated with our recent acquisition of Temtec. On the basis of the strong momentum we are seeing, we are once again raising our annual guidance for 2006 for revenue and earnings above what we forecast just one quarter ago.”
Third Quarter Financial Highlights
•	Cash and short-term investments totaled $27.19 million at 9/30/06, up from $26.33 million at 6/30/06 and $24.94 million at 12/31/05.

•	Gross margin for the third quarter of 2006 was 89.8%, up from 88.7% in the third quarter of 2005, but down slightly from 90.4% in the second quarter of 2006.

•	Days sales outstanding was 67 days at 9/30/06, up from 57 days at 6/30/06, and slightly higher than the Company’s targeted 55-60 days.

•	Eighteen customers purchased more than $100,000 in software licenses in the third quarter of 2006, up from eight in the third quarter last year and 16 in the second quarter of 2006.

•	Average license deal size for transactions over $20,000 remained between the $80,000-$85,000 level seen in the second quarter of 2006 and increased from $55,000-$60,000 in the third quarter of 2005.
Nine Months Results
Total revenue for the first nine months of 2006 was $36.14 million, a 40 percent increase over $25.89 million for the first nine months of 2005. License revenue was $20.48 million for the first nine months of 2006, a 59 percent increase over $12.85 million in the same period last year. On a GAAP basis, net income for the first three quarters of 2006 was $3.57 million, or $0.21 per diluted share, compared to $4.26 million, or $0.26 per diluted share, in the first three quarters of 2005. Non-GAAP net income for the first nine months of 2006 was $5.50 million, or $0.33 per diluted share, excluding stock-based compensation charges of approximately $1.64 million, or $0.10 per diluted share, and amortization charges, net of tax effects, of approximately $285,000, or $0.02 per diluted share. For the first nine months of 2005, stock-based compensation and amortization charges, net of tax effects, were $45,000 and $132,000, respectively.
Updated Business and Financial Outlook for 2006
Applix is raising its guidance for fiscal year 2006 from that issued on July 27, 2006. The Company is now targeting total revenues of $49-51 million, up from between $46.5-49.5 million, and license revenues of $28-29 million, up from between $26.5-28 million previously forecasted. Applix is targeting diluted earnings per share for 2006 on a GAAP basis between $0.27-$0.32, up from between $0.22-$0.28 previously forecasted, based upon an estimated effective tax rate of 13% and an assumed weighted average number of diluted shares of 17,200,000. The Company’s forecast for annual diluted earnings per share includes stock-based compensation charges related to stock options, which are estimated to be approximately $2.25 million, or $0.13 per diluted share. On a non-GAAP basis, excluding the expected annual impact of $460,000, or $0.03 per diluted share, in amortization costs, net of tax effects, primarily associated with the Temtec acquisition as well as stock-based compensation charges, the company’s forecast for annual earnings per share is between $0.43-$0.48 per diluted share. Neither forecast reflects the impact of foreign exchange, which cannot be predicted.
Investor Conference Call and Webcast
The senior management of Applix will host a conference call and Webcast to discuss the third quarter results tomorrow morning, Friday, October 27, 2006 at 8:30 am ET. To access the call, please dial 1-800-901-5231, using the confirmation code 45852053. Internationally, the call may be accessed by dialing 1-617-786-2961, using the same confirmation code. To listen via live audio Webcast, please visit the Company’s website, www.applix.com at least ten minutes prior to the start of the call. The Webcast will be available as a replay starting one hour after the call is completed at the same location.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are different from those presented under U.S. GAAP as these non-GAAP measures exclude certain non-cash charges, such as amortization of intangible assets and stock-based compensation expense, and other non-recurring items. Applix has provided these measures in addition to U.S. GAAP financial results because management believes that these non-GAAP measures provide a consistent basis for comparisons between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges, impacts of prior period acquisitions or other non-recurring items, and therefore are helpful in understanding the company’s underlying operating results. Reconciliations of U.S. GAAP to non-GAAP results are presented at the end of this press release.
About Applix
Applix, Inc. (NASDAQ: APLX) is a global leader in performance management applications that enable continuous strategic planning, management and monitoring of performance across the financial, operational, sales and marketing, and human resources functions within the enterprise. Applix is a founder of the BPM Standards Group (http://www.bpmstandardsgroup.org) and has been recognized by numerous industry analyst groups for its technical leadership and vision in the marketplace. Applix and its global network of partners help nearly 3,000 customers worldwide manage their business performance and respond to the marketplace in real time. In mid-2006, Applix acquired Temtec International B.V. to further extend performance management solutions across the enterprise. Headquartered in Westborough, MA, Applix maintains offices in North America, Europe and the Pacific Rim. For more information about Applix, please visit www.applix.com.
Any statements in this press release about future financial performance and future expectations, plans and prospects for the Company, including any statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, and actual results could differ materially from those indicated by such forward-looking statements as a result of various important factors. Factors that could cause or contribute to such differences include without limitation, competitive pressures, changes in customer demands, adverse economic conditions, loss of key personnel, litigation, potential fluctuations in quarterly results, lengthy sales cycles, market acceptance of new or enhanced products and services, factors affecting spending by customers, the Company’s ability to successfully integrate Temtec and other risks, uncertainties and factors including those described in the Company’s most recent Form 10-Q under the heading “Risk Factors.” In addition, the forward-looking statements provided by the Company in this press release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and these forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.
      ©2006 Applix, Inc. All rights reserved. Applix and TM1 are registered trademarks of Applix, Inc. All other trademarks and company names mentioned are the property of their respective owners.
###
Financial Tables Follow
(including Reg G reconciliations of U.S. GAAP to Non-GAAP)

Applix, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Software license	$7,857	$4,373	$20,476	$12,846
Professional services and maintenance	5,968	4,441	15,662	13,048

Total revenues	13,825	8,814	36,138	25,894
Cost of revenues:
Software license	71	5	246	61
Professional services and maintenance (includes $17 and $52 of stock-based compensation for the three and nine months ended September 30, 2006, respectively)	1,231	993	3,396	2,939
Amortization of an acquired intangible asset	108	—	108	—

Total cost of revenues	1,410	998	3,750	3,000
Gross margin	12,415	7,816	32,388	22,894
Operating expenses:
Sales and marketing (includes $225 and $594 of stock-based compensation for the three and nine months ended September 30, 2006, respectively)	6,577	3,695	16,857	11,005
Product development (includes $166 and $428 of stock-based compensation for the three and nine months ended September 30, 2006, respectively)	1,976	1,308	5,283	3,753
General and administrative (includes $186 and $15 of stock-based compensation for the three months ended September 30, 2006 and 2005, respectively, and $565 and $45 of stock-based compensation for the nine months ended September 30, 2006 and 2005, respectively)	2,306	1,101	6,235	3,868
Amortization of acquired intangible assets	179	63	304	188

Total operating expenses	11,038	6,167	28,679	18,814

Operating income	1,377	1,649	3,709	4,080

Non-operating income (expense):
Interest and other income, net	—	84	475	178

Income before income taxes:	1,377	1,733	4,184	4,258
Provision (benefit) for income taxes	204	(240)	539	(74)

Income from continuing operations	1,173	1,973	3,645	4,332

Loss from discontinued operations	(26)	(20)	(74)	(70)

Net income	$1,147	$1,953	$3,571	$4,262

Net income per share, basic and diluted:
Continuing operations, basic	$0.08	$0.13	$0.24	$0.30
Continuing operations, diluted	$0.07	$0.12	$0.22	$0.26
Discontinued operations, basic and diluted	($0.00)	($0.00)	($0.00)	($0.00)
Net income per share, basic	$0.07	$0.13	$0.23	$0.29
Net income per share, diluted	$0.07	$0.12	$0.21	$0.26
Weighted average number of shares outstanding:
Basic	15,563	14,744	15,256	14,610
Diluted	17,073	16,534	16,748	16,370

Applix, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$23,106	$20,740
Short-term investments	4,082	4,198
Accounts receivable, net	10,334	8,066
Other current assets	1,950	1,459

Total current assets	39,472	34,463
Restricted cash	400	500
Property and equipment, net	1,330	953
Intangible assets, net	5,731	312
Goodwill	13,367	1,158
Other assets	648	712

TOTAL ASSETS	$60,948	$38,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,533	$1,504
Accrued expenses	7,888	5,460
Accrued restructuring expenses, current portion	48	44
Current portion of debt	2,167	—
Deferred revenues	11,110	9,143

Total current liabilities	23,746	16,151
Accrued restructuring expenses, long-term portion	167	186
Long-term debt	4,333	—
Other long-term liabilities	1,915	133

Total liabilities	30,161	16,470

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock; $.0025 par value; 30,000,000 shares authorized; 15,604,406 and 14,923,894 shares issued and outstanding, respectively	39	37
Additional paid-in capital	62,548	57,178
Accumulated deficit	(30,364)	(33,935)
Accumulated other comprehensive loss	(1,436)	(1,652)

Total stockholders’ equity	30,787	21,628

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,948	$38,098

Applix, Inc.
Reconciliation of US GAAP to Non-GAAP
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating Income
US GAAP Operating Income	$1,377	$1,649	$3,709	$4,080
Plus:
Amortization of acquisition-related intangible assets	287	63	412	188
Stock-based compensation	594	15	1,639	45

Non-GAAP Operating Income	$2,258	$1,727	$5,760	$4,313

Net Income
US GAAP Net Income	$1,147	$1,953	$3,571	$4,262
Plus:
Amortization of acquisition-related intangible assets	287	63	412	188
Stock-based compensation	594	15	1,639	45
Less:
Income tax effect of amortization of acquisition-related intangible assets	(89)	(19)	(127)	(56)
Income tax benefit from the favorable settlement of a matter with the U.K. tax authorities relating to transfer pricing effected in prior years	—	(320)	—	(320)

Non-GAAP Net Income	$1,939	$1,692	$5,495	$4,119

Net Income Per Diluted Share
US GAAP Net Income	$0.07	$0.12	$0.21	$0.26
Plus:
Amortization of acquisition-related intangible assets	0.02	0.00	0.03	0.01
Stock-based compensation	0.03	0.00	0.10	0.00
Less:
Income tax effect of amortization of acquisition-related intangible assets	(0.01)	(0.00)	(0.01)	(0.00)
Income tax benefit from the favorable settlement of a matter with the U.K. tax authorities relating to transfer pricing effected in prior years	—	(0.02)	—	(0.02)

Non-GAAP Net Income	$0.11	$0.10	$0.33	$0.25

Weighted average diluted shares outstanding — US GAAP	17,073	16,534	16,748	16,370

Applix, Inc.
Reconciliation of US GAAP to Non-GAAP
Net Income per Diluted Share for Financial Outlook

Year Ending
December 31, 2006
Net Income Per Diluted Share
US GAAP Net Income	$0.27 - $0.32
Plus:
Amortization of acquisition-related intangible assets	0.04
Stock-based compensation	0.13
Less:
Income tax effect of amortization of acquisition-related intangible assets	(0.01)

Non-GAAP Net Income	$0.43 - $0.48

Weighted average diluted shares outstanding	17,200,000